                                                                    Exhibit 3.1

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                                  GENVEC, INC.


         The undersigned, Paul H. Fischer, President of GenVec, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation") does hereby certify as follows:

         1. The name of the Corporation is GenVec, Inc.; the original certificate of incorporation was filed on December 7, 1992 with the Secretary of State of the State of Delaware.

         2. This Amended and Restated Certificate of Incorporation, the entirety of which is set forth below, has been duly adopted in accordance with Sections 242 and 245 of the Delaware General Corporation Law and by the stockholders at a Special Meeting duly called pursuant to Section 222 of the Delaware General Corporation Law and duly executed and acknowledged by the officers of the Corporation in accordance with Section 103 of the Delaware General Corporation Law.

         3. The Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety as follows:


                                      * * *

                                   ARTICLE I
                                      NAME

        The name of the Corporation is GENVEC, INC. (the "Corporation").

                                   ARTICLE II
             ADDRESS OF REGISTERED OFFICE; NAME OF REGISTERED AGENT

         The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III
                              PURPOSE AND EXISTENCE

         The Corporation may engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law. The duration of the Corporation's existence shall be perpetual.

                                   ARTICLE IV
                                  CAPITAL STOCK

         Section 4.1. TOTAL NUMBER OF SHARES OF CAPITAL STOCK. The total number of shares of stock of all classes that the Corporation shall have authority to issue is 72,736,158 shares of which 60,000,000 shall be designated as Common Stock, $.001 par value per share (the "Common Stock"), 226,099 shall be designated as Class A Convertible Series Preferred Stock, par value $0.001 per share ("Class A Series Preferred Stock"), 1,959,444 shall be designated as Class B Convertible Series Preferred Stock, par value $0.001 per share ("Class B Series Preferred Stock"), 3,570,332 shall be designated as Class C Convertible Series Preferred Stock, par value $0.001 per share ("Class C Series Preferred Stock"), 96,852 shall be designated as Class D Convertible Series Preferred Stock, par value $0.001 per share ("Class D Series Preferred Stock"), 75,329 shall be designated as Class E Convertible Series Preferred Stock, par value $0.001 per share ("Class E Series Preferred Stock"), 154,963 shall be designated as Class E1 Convertible Series Preferred Stock, par value $0.001 per share ("Class E1 Series Preferred Stock"), 266,666 shall be designated as Class E2 Convertible Series Preferred Stock ("Class E2 Series Preferred Stock"), 386,473 shall be designated as Class E3 Convertible Series Preferred Stock, par value $0.001 per share ("Class E3 Series Preferred Stock"), 1,000,000 shall be designated as Class F Convertible Series Preferred Stock, par value $0.001 per share ("Class F Series Preferred Stock") (the Class A Series Preferred Stock, Class B Series Preferred Stock, Class C Series Preferred Stock, Class D Series Preferred Stock, Class E Series Preferred Stock, Class E1 Series Preferred Stock, Class E2 Series Preferred Stock, the Class E3 Series Preferred Stock and Class F Series Preferred Stock, unless otherwise indicated, are referred to collectively as the "Series Preferred Stock"), and 5,000,000 shares shall be undesignated Preferred Stock, par value $.001 per share.

         Upon the closing of a Qualifying Public Offering (as defined below) and the concurrent Mandatory Conversion (as defined below) of the outstanding Series Preferred Stock into Common Stock, such Series Preferred Stock shall automatically be cancelled and retired and cease to exist.

         Section 4.2. COMMON STOCK.

         (a) Subject to the powers, rights and preferences of any other class of stock provided by resolution or resolutions of the Board of Directors pursuant to this Article IV or by the Delaware General Corporation Law, the holders of the shares of the Common Stock shall be entitled to one vote for each share so held with respect to all matters voted on by the stockholders of the Corporation. The holders of Common Stock shall not be entitled to any cumulative voting rights with respect to the election of the Directors of the Corporation.

         (b) Subject to the powers, rights and preferences of any other class of stock, the holders of the Common Stock shall have the right (i) to receive dividends when, as and if properly declared by the Board of Directors in its sole discretion and (ii) to receive ratably all the assets of the Corporation remaining after providing for the payment of the creditors of the Corporation upon the liquidation, dissolution or winding up of the Corporation.

         Section 4.3. UNDESIGNATED PREFERRED STOCK.

         (a) The shares of undesignated Preferred Stock of the Corporation may be issued from time to time in one or more classes or series thereof, the shares of each class or series thereof to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as are stated and expressed herein or in the resolution or resolutions providing for the issue of such class or series, adopted by the Board of Directors as hereinafter provided.


         (b) Authority is hereby expressly granted to the Board of Directors of the Corporation, subject to the provisions of this Article IV and to the limitations prescribed by the Delaware General Corporation Law, to authorize the issue of one or more classes, or series thereof, of undesignated Preferred Stock and with respect to each such class or series to fix by resolution or resolutions providing for the issue of such class or series the voting powers, full or limited, if any, of the shares of such class or series and the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each class or series thereof shall include, but not be limited to, the determination or fixing of the following:


                  (i)      the designation of such class or series;

                  (ii) the number of shares to compose such class or series, which number the Board of Directors may thereafter (except where otherwise provided in a resolution designating a particular class or series) increase (but not above the total number of authorized shares of the class or series) or decrease (but not below the number of shares thereof then outstanding);

                  (iii) the dividend rate of such class or series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock or any other series of any class of stock of the Corporation, and whether such dividends shall be cumulative or noncumulative;

                  (iv) whether the shares of such class or series shall be subject to redemption by the Corporation and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

                  (v) the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such class or series;

                  (vi) whether or not the shares of such class or series shall be convertible into or exchangeable for shares of any other class or classes of any stock or any other series of any class of stock of the Corporation, and, if provision is made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

                  (vii) the extent, if any, to which the holders of shares of such class or series shall be entitled to vote with respect to the election of Directors or otherwise;

                  (viii) the restrictions, if any, on the issue or reissue of any additional Series Preferred Stock;

                  (ix) the rights of the holders of the shares of such class or series upon the dissolution of, or upon the distribution of assets of, the Corporation; and

                  (x) the manner in which any facts ascertainable outside the resolution or resolutions providing for the issue of such class or series shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such class or series.

         Section 4.4. SERIES PREFERRED STOCK.

         (a) DIVIDENDS. In the event that the Corporation declares or pays any dividend on the Common Stock or makes, directly or indirectly, any other distribution in respect to the Common Stock, the holders of Series Preferred Stock shall be entitled to participate with the holders of Common Stock in any such dividends paid or set aside for payment, such that the holders of Series Preferred Stock shall receive, with respect to each share of Series Preferred Stock, an amount equal to (a) the dividend payable with respect to each share of Common Stock multiplied by (b) the number of shares (and fraction of a share, if any) of Common Stock into which such share of Series Preferred Stock is convertible as of the record date for such dividend.

         (b)      VOTING RIGHTS.

                  (i) Except as otherwise provided herein or by law, the holders of Series Preferred Stock shall have full voting rights and powers, they shall be entitled to vote on all matters as to which holders of the Common Stock shall be entitled to vote, they shall vote together with the holders of the Common Stock as a single class, and they shall be entitled to one vote for each share of Common Stock which would be held by them if all of their shares of Series Preferred Stock would be converted into shares of Common Stock under Section (e) of this Section.

                  (ii) Except as otherwise provided herein or by law, the vote or consent of at least two-thirds of the outstanding shares of the Class C Series Preferred Stock voting as a separate class shall be required for the following actions:

                           (1)      any change in the rights, preferences, or
privileges of the Class C Series Preferred Stock;

                           (2)      any amendment, repeal or addition of any
provision of or to the Bylaws, if such action would adversely affect the preferences, rights, privileges or powers of, or restrictions provided for the benefit of, the Class C Series Preferred Stock;

                           (3)      the authorization of any class of equity
securities ranking prior to or having preference over the Class C Series Preferred Stock with respect to dividends, redemption or assets of the Corporation;

                           (4)      the reclassification of any shares of
Common Stock into shares of any class of equity securities ranking prior to or having preference over the Class C Series Preferred Stock with respect to dividends, redemption or assets of the Corporation;

                           (5)      the merger or consolidation of the
Corporation into or with any other corporation, the sale of all or substantially all of the Corporation's assets, or the liquidation of the assets of the Corporation (collectively, a "Major Event"), PROVIDED, HOWEVER, that no such vote or consent under this Section (b)(ii)(5) shall be required if (i) no consideration from the Major Event is to be distributed to the stockholders of the Corporation as a result of the Major Event, or (ii) the aggregate price to be paid to the Corporation's stockholders as a result of the Major Event is equal to or greater than an amount determined by multiplying (x) $8.85 per share, as adjusted to reflect any change in the number of shares of the Corporation's Common Stock as a result of a stock split, stock dividend, distribution payable in shares of the Corporation's Common Stock or other reclassification after June 2, 1998, by (y) the number of outstanding shares of the Corporation's Common Stock (for purposes of this determination only, a securityholder holding capital stock of the Corporation convertible into the Corporation's Common Stock shall be treated as having converted all such convertible stock into the Corporation's Common Stock at the applicable conversion rate, pursuant to Section (e) of this Section in effect at the time of this determination); and

                           (6)      the acquisition by the Corporation of any
corporation or other business entity if such a transaction involves (A) the issuance of equity securities of the Corporation resulting in the new securityholders having more than 25 percent of the voting power pursuant to Sections 4.2(a) and (b)(i) of this Section or (B) the payment of cash consideration equivalent to 25% of the product of (x) the sum of the number of shares of Common Stock and Series Preferred Stock then outstanding and the number of such shares underlying options and other rights to acquire such shares (irrespective of whether such shares, options or other rights are conditional or unvested) times (y) the then most recent price per share at which the Corporation sold any shares of Series Preferred Stock in an offering that yielded gross proceeds of not less than $5,000,000 to the Corporation.

                  (iii) Except as otherwise required by law, the vote or consent of at least two-thirds of the outstanding shares of the Class F Series Preferred Stock voting as a separate class shall be required for the following actions:

                           (1)      amend, repeal, or add any provision of or to
the Certificate of Incorporation or Bylaws, if such action would adversely affect the rights, privileges or powers of the Class F Preferred;

                           (2)      authorize any class of equity securities
with preference or priority to dividends, redemption or assets superior to the preference of the Class F Series Preferred Stock;

                           (3) reclassify any Common Stock into shares of any
class of equity securities having preference or priority to dividends, redemption or assets superior to the preference of Class F Series Preferred Stock; and

                           (4) consummate a Major Event; provided however that
no such vote or consent under this Section (b)(iii)(4) shall be required if (i) the Major Event results in the holders of the Company's voting securities prior to such Major Event continuing to own at least fifty percent (50%) of the voting securities of the surviving or resulting entity in substantially the same proportions, or (ii) if the consideration to be paid to the Corporation's stockholders as a result of the Major Event is equal to or greater than $10.00 per share (on an as-converted basis and adjusted for any stock split, stock dividend, distribution payable in shares of the Company's Common stock or other reclassification).

         (c)      RIGHTS OF LIQUIDATION.

                  (i) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (any such event being hereinafter referred to as a "Liquidation"), before any distribution of assets of the Corporation shall be made to or set apart for the holders of the Common Stock, the holders of the Series Preferred Stock shall be entitled to receive payment out of such assets of the Corporation in an amount per share equal to $2.95 per share for each share of Class A Series Preferred Stock held by such holder, $5.90 per share for each share of Class B Series Preferred Stock or Class

C Series Preferred Stock held by such holder, $10.325 per share for each share of Class D Series Preferred Stock held by such holder, $13.275 per share for each share of Class E Series Preferred Stock held by such holder, $12.90625 per share for each share of Class E1 Series Preferred Stock held by such holder, $11.25 per share for each share of Class E2 Series Preferred Stock held by such holder, $12.9375 per share for each share of Class E3 Preferred held by such holder and $7.00 per share for each share of Class F Series Preferred Stock held by such holder (such amounts being referred to herein as "Liquidation Preference") plus any declared but unpaid dividends on such shares of Series Preferred Stock. If the assets of the Corporation available for distribution to the holders of the Series Preferred Stock shall not be sufficient to make in full the payments required by this Section (c)(i), such assets shall be distributed ratably among the holders of the Series Preferred Stock based upon the aggregate Liquidation Preferences of the shares of Series Preferred Stock held by each such holder.

                  (ii) If the assets of the Corporation available for distribution to stockholders exceed the aggregate amounts payable pursuant to Section (c)(i) of this Section above, the remainder of such assets shall be distributed to the holders of Series Preferred Stock and Common Stock on a pro rata basis, with the amount distributable to the holders of Series Preferred Stock to be computed on the basis of the number of shares of Common Stock which would be held by them if immediately prior to the Liquidation all of the outstanding shares of such Series Preferred Stock had been converted into shares of Common Stock under Section (e)(i) of this Section.

                  (iii) A merger or consolidation involving the Corporation in which the Corporation is not the surviving entity and a sale, lease or transfer of all or substantially all of the assets of the Corporation shall, at the option of holders representing a majority of the Series Preferred Stock voting as a single class, be deemed a Liquidation, unless in connection with such transaction, each holder of Series Preferred Stock receives a Series Preferred Stock having terms and conditions which are no less favorable than the terms and conditions of the Series Preferred Stock held by such holder prior to the transaction.

                  (iv) Notwithstanding the provisions contained in Section
(c)(iii) of this Section above, in the event of a merger or consolidation involving the Corporation in which the Corporation is not the surviving entity, or a sale, lease or transfer of all or substantially all of the assets of the Corporation, in which a holder of Series Preferred Stock would receive cash and/or marketable securities (I.E., securities registered under the Securities Act of 1933, as amended, at the time of delivery, or securities committed to be so registered within 60 days after delivery) in an amount less than the aggregate Liquidation Preference of the shares of Series Preferred Stock held by such holder, then holders of a majority of the Series Preferred Stock then outstanding, voting as a single class, may elect, in lieu of all other rights under the terms of the transaction or this Section, to receive an amount equal to their aggregate Liquidation Preference for such shares of Series Preferred Stock. If the holders make such an election, each such holder shall have a priority on such holder's pro rata portion of all cash and marketable securities received in such transaction to the extent of the aggregate Liquidation Preference for such holder's shares of Series Preferred Stock. Such election shall be made by the holders by written notice to the Corporation within 30 days after the date of stockholder approval of the transaction (or within 30 days after receiving notice of such transaction from the Corporation if the transaction is not submitted for stockholder approval).

                  (v) In the event that the Corporation shall, at any time after June 2, 1998, issue any shares of Series Preferred Stock (A) by stock dividend or any other distribution upon any stock of the Corporation payable in shares of Series Preferred Stock, or (B) by a subdivision of its shares of outstanding Series Preferred Stock, by reclassification or otherwise, the Liquidation Preference then in effect shall be reduced proportionately, and, in like manner, in the event of any combination of shares of Series Preferred Stock, by reclassification or otherwise, the Liquidation Preference then in effect shall be proportionately increased; provided, however, that the Liquidation Preference shall not be adjusted as a result of the Reverse Split.

         (d) ACTIONS REQUIRING THE CONSENT OF THE HOLDERS OF THE SERIES PREFERRED STOCK. As long as any shares of Series Preferred Stock remain outstanding, the consent of the holders of at least a majority of the votes which holders of Series Preferred Stock are entitled to cast, given in person or by proxy, either in writing without a meeting or by vote at a meeting called for such purpose, shall be necessary for effecting or validating any amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation or the Bylaws of the Corporation which (i) increases the number of authorized shares of any class of capital stock, (ii) adversely affects the rights, preferences or powers of any class of Series Preferred Stock or of the holders thereof or (iii) decreases the required time for the giving of any notice to which the holders of Series Preferred Stock may be entitled pursuant to the Certificate of Incorporation.

         (e)      CONVERSION.

                  (i) RIGHT TO CONVERT. A holder of record of any share or shares of Class A Series Preferred Stock shall have the right at any time, at such holder's option, to convert, without the payment of any additional consideration, each share of Class A Series Preferred Stock held by such holder into that number of fully paid and nonassessable shares of Common Stock as is determined by dividing (y) .50 by (z) the Conversion Factor (as defined in Section (e)(iv) of this Section below) then in effect for the Class A Series Preferred Stock. A holder of record of any share or shares of Class B Series Preferred Stock, Class C Series Preferred Stock, Class D Series Preferred Stock, Class E Series Preferred Stock, Class E1 Series Preferred Stock, Class E2 Series Preferred Stock, Class E3 Series Preferred Stock or Class F Series Preferred Stock shall have the right at any time, at such holder's option, to convert, without the payment of any additional consideration, each share of Class B Series Preferred Stock, Class C Series Preferred Stock, Class D Series Preferred Stock, Class E Series Preferred Stock, Class E1 Series Preferred Stock, Class E2 Series Preferred Stock, Class E3 Series Preferred Stock or Class F Series Preferred Stock held by such holder into that number of fully paid and nonassessable shares of Common Stock as is determined by dividing (i) 1.00 by (ii) the Conversion Factor (as defined in Section (e)(iv) of this Section below) then in effect for the Class B Series Preferred Stock, Class C Series Preferred Stock, Class D Series

Preferred Stock, Class E Series Preferred Stock, Class E1 Series Preferred Stock, Class E2 Series Preferred Stock, Class E3 Series Preferred Stock or Class F Series Preferred Stock, as applicable. Notwithstanding the foregoing, the provisions of (e)(iv)(1) of this Section shall not apply to the Conversion Factor for Class D Series Preferred Stock, Class E Series Preferred Stock, Class E1 Series Preferred Stock, Class E2 Series Preferred Stock or Class E3 Series Preferred Stock. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of any Series Preferred Stock. With respect to any fraction of a share of Common Stock called for upon any conversion after completion of the calculation of the aggregate number of shares of Common Stock to be issued to such holder, the Corporation shall pay to such holder an amount in cash equal to any fractional share to which such holder would be entitled, multiplied by the current market value of a share, as determined in good faith by the Board of Directors of the Corporation.

                  (ii) MECHANICS OF CONVERSION. If the holder of shares of Series Preferred Stock desires to exercise such right of conversion, such holder must give written notice to the Corporation (the "Conversion Notice") of the election by such holder to convert a stated number of shares of Series Preferred Stock (the "Conversion Shares") into shares of Common Stock on the date specified in the Conversion Notice (which date shall not be earlier than the date on which the Corporation receives the Conversion Notice (the "Conversion Date"), and by surrender of the certificate or certificates representing such Conversion Shares. The Conversion Notice shall also contain a statement of the name or names (with addresses) in which the certificate or certificates for Common Stock shall be issued. Promptly after the Conversion Date and the surrender of the Conversion Shares, the Corporation shall issue and deliver, or cause to be delivered, to the holder of the Conversion Shares or such holder's nominee or nominees, a certificate or certificates for the number of shares of Common Stock issuable upon the conversion of such Conversion Shares. Such conversion shall be deemed to have been effected as of the close of business on the Conversion Date, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the holder or holders of record of such shares of Common Stock as of the close of business on such date.

                  (iii) COMMON STOCK RESERVED. The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock, solely for issuance upon the conversion of shares of Series Preferred Stock as herein provided, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all of the shares of Series Preferred Stock at the time outstanding.

                  (iv) CONVERSION FACTOR. The initial conversion factor for the Class A Series Preferred Stock shall be .50, the initial conversion factor for the Class B Series Preferred Stock, the Class C Series Preferred Stock, the Class D Series Preferred Stock, the Class E Series Preferred Stock, the Class E1 Series Preferred Stock, the Class E2 Series Preferred Stock, the Class E3 Series Preferred Stock and the Class F Series Preferred Stock shall be 1.00, subject to adjustment, in each case, in accordance with the provisions in this Section
(e)(iv), except that the provisions of (e)(iv)(1) shall not apply to the Conversion Factor for Class D Series Preferred Stock, Class E Series Preferred Stock, Class E1 Series Preferred Stock, Class E2 Series Preferred Stock or Class E3 Series Preferred Stock. Such respective conversion factors in effect from time to time, as adjusted pursuant to the applicable provisions of this Section (e)(iv), are referred to herein as the "Conversion Factor" for the Class A Series Preferred Stock, the Class B Series Preferred Stock, the Class C Series Preferred Stock, the Class D Series Preferred Stock, the Class E Series Preferred Stock, the Class E1 Series Preferred Stock, Class E2 Series Preferred Stock, the Class E3 Series Preferred Stock or the Class F Series Preferred Stock, as applicable. All of the remaining provisions of this Section (e)(iv) shall apply separately to the respective Conversion Factors in effect from time to time; PROVIDED, HOWEVER, that the provisions of (e)(iv)(1) shall not apply to the Conversion Factor for Class D Series Preferred Stock, Class E Series Preferred Stock, Class E1 Series Preferred Stock, Class E2 Series Preferred Stock or Class E3 Series Preferred Stock.

                           (1)      In the event that the Corporation shall, at
any time or from time to time, issue or sell any shares of the capital stock of the Corporation (including treasury shares, but excluding (v) 226,099 shares of Class A Series Preferred Stock, 3,570,332 shares of Class C Series Preferred Stock, 96,852 shares of Class D Series Preferred Stock and 75,329 shares of Class E Series Preferred Stock, (w) an aggregate of 3,588,066 shares of Common Stock (plus any additional shares reserved under the 1993 Stock Incentive Plan, as amended, pursuant to its terms) and an aggregate of 1,959,444 shares of Class B Series Preferred Stock that have been issued, have been reserved for issuance or will be issued pursuant to options, warrants or other commitments which have been granted or executed as of November 13, 1998 or will be granted or executed pursuant to the Corporation's 1993 Stock Incentive Plan, as amended, (x) any shares of the capital stock of the Corporation issued pursuant to the Stock Purchase Agreement, dated July 21, 1997, between the Corporation and Warner-Lambert Company, as the same may be amended from time to time (including without limitation 154,963 shares of Class E1 Series Preferred Stock, 266,666 shares of Class E2 Series Preferred Stock and 386,473 shares of Class E3 Series Preferred Stock), (y) any shares of the capital stock of the Corporation issued in connection with equipment financing, sponsored research (including, but not limited to, those shares issuable upon exercise of a warrant being granted to Cornell University in conjunction with its agreement with the Corporation), collaboration, technology licensing, development agreements or any other strategic partnerships approved by the Board of Directors, (z) the shares of Common Stock issuable upon conversion of the Series Preferred Stock and (aa) any shares of Class F Series Preferred Stock and warrants for Common Stock of the Corporation issued pursuant to the Class F Convertible Series Preferred Stock and Warrant Purchase Agreement, dated November 19, 1998, between the Corporation, Highland Capital Partners IV Limited Partnership and Highland Entrepreneurs' Fund IV Limited Partnership and any shares of Common Stock issuable upon exercise of such warrants), then, immediately upon such issuance or sale, the Conversion Factor shall be reduced as follows:

                                    (A)     The Conversion Factor shall be
changed to a number determined by multiplying the Conversion Factor in effect immediately prior to such issuance by the following fraction:

         A        +          B
                            ---
                             C
        -----------------------
         A        +          D

wherein:

         A =the number of Outstanding Shares (as defined below) immediately prior to the subject issuance;

         B =the aggregate consideration in dollars for the shares then being issued, expressed as an absolute number;

         C =the Conversion Factor in effect immediately prior to the subject issuance with respect to the applicable class of Series Preferred Stock; and

         D =the number of shares then being issued.

         The applicable Conversion Factor shall be further reduced from time to time thereafter whenever any shares are so issued or converted for a price per share lower than the amount of the applicable Conversion Factor, then in effect, as adjusted prior to that date.

                                    (B) In the event that any shares shall be
issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In the event that any shares shall be issued for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. Whenever shares are issued upon the exercise of warrants, options or other conversion rights, the consideration received therefor shall include both the consideration paid upon the issuance and upon the exercise of such warrant, option or other right.

                                    (C) In the event that the Corporation shall
in any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase any Common Stock or securities convertible into Common Stock ("Convertible Securities"), or any options for the purchase of any Common Stock or Convertible Securities, whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which shares of Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities (determined by dividing
(I) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the exercise of such rights or options, or plus, in the case of any Convertible Securities or rights or options to purchase Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (II) the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options) shall be less than the Conversion Factor in effect immediately prior to the time of the granting of such rights or options, then the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of all such Convertible Securities issuable or issuable upon the exercise of such rights or options shall be deemed to be outstanding as of the date of the granting of such rights or options and to have been issued for such price per share, with the effect on the applicable Conversion Factor specified in Section (e)(iv)(1) of this Section. No further adjustment of the applicable Conversion Factor shall be made upon the actual issue of such Common Stock or upon the actual issue of such Convertible Securities upon exercise of such rights or options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

                                    (D) If the purchase price provided for in
any right or option referred to in Section (e)(iv)(1)(C) of this Section, or the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock shall change (other than under or by reason of provisions designed to protect against dilution), the Conversion Factor then in effect hereunder shall forthwith be readjusted (increased or decreased, as the case may be) to the Conversion Factor which would have been in effect at such time had such rights, options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold.

                                    (E)     Notwithstanding the foregoing, upon
the consent of the holders of two-thirds of the applicable class of Series Preferred Stock affected and then outstanding, if the Conversion Factor for the applicable class of Series Preferred Stock, as set forth in this Section
(e)(iv)(1) otherwise would be reduced, no such reduction in the Conversion Factor for the applicable class of Series Preferred Stock, as set forth in this Section (e)(iv)(1), shall occur.

                                    (F)     Notwithstanding the foregoing, if
any holder of shares of Series Preferred Stock is entitled to exercise the preemptive rights (the "Preemptive Right") set forth in Section 3 of the Preemptive and Other Rights Agreement dated April 22, 1998, and amended and restated as of November 1998 (the "Preemptive Rights Agreement"), which would, absent the provisions of this subsection (F), result in a reduction of the Conversion Factor applicable to shares of such holder's Series Preferred Stock pursuant to Section (e)(iv)(1) of this Section, and if such holder (a "Non-Participating Holder") does not, by exercise of such holder's Preemptive Right, acquire not less than such holder's "Proportionate Percentage" (as defined in Section 3.1 of the Preemptive Rights Agreement) of the Issuance, then all of such holder's shares of Class A Series Preferred Stock, Class B Series Preferred Stock, Class C Series Preferred Stock and Class F Series Preferred Stock shall automatically, and without further action on the part of such holder, be converted effective upon, subject to and concurrently with consummation of the Issuance (the "Issuance Date") as follows: each share of Class A Series Preferred Stock held by such Non-Participating Holder shall be converted into one share of a newly created series of Series Preferred Stock (having such number of shares as the Board of Directors may by resolution fix) which such class shall be identical in all respects to the Class A Series Preferred Stock, except that the Conversion Factor of such class shall be fixed immediately prior to the Issuance Date and shall be subject to no further adjustments pursuant to Section (e)(iv)(1) of this Section; each share of Class B Series Preferred Stock held by such Non-Participating Holder shall be converted into one share of a newly created class of Series Preferred Stock (having such number of shares as the Board of Directors may by resolution fix) which such class shall be identical in all respects to the Class B Series Preferred Stock, except that the Conversion Factor of such class shall be fixed immediately prior to the Issuance Date and shall be subject to no further adjustments pursuant to Section (e)(iv)(1) of this Section; each share of Class C Series Preferred Stock held by such Non-Participating Holder shall be converted into one share of a newly created class of Series Preferred Stock (having such number of shares as the Board of Directors may by resolution fix) which such class shall be identical in all respects to the Class C Series Preferred Stock, except that the Conversion Factor of such class shall be fixed immediately prior to the Issuance Date and shall be subject to no further adjustments pursuant to Section (e)(iv)(1) of this Section; and each share of Class F Series Preferred Stock held by such Non-Participating Holder shall be converted into one share of a newly created class of Series Preferred Stock (having such number of shares as the Board of Directors may by resolution fix) which such class shall be identical in all respects to the Class F Series Preferred Stock, except that the Conversion Factor of such class shall be fixed immediately prior to the Issuance Date and shall be subject to no further adjustments pursuant to Section (e)(iv)(1) of this Section. The Board of Directors of the Corporation shall take all necessary actions to designate each such new class. Upon such conversion, the shares of Class A Series Preferred Stock, Class B Series Preferred Stock, Class C Series Preferred Stock and Class F Series Preferred Stock so converted shall be canceled and not subject to reissuance, but instead shall be redesignated by the Board of Directors of the Corporation in accordance with the terms of this Section (e)(iv)(1)(F).

                           (2)      Each adjustment in a Conversion Factor shall
be calculated to the nearest tenth of a cent.

                           (3) As used in this Section (e)(iv), the term
"Outstanding Shares" shall be deemed to include the number of issued and outstanding shares of Common Stock, plus the number of shares of Common Stock issuable upon the conversion of the issued and outstanding shares of Series Preferred Stock, but shall not include the new shares of Common Stock then being issued by the Corporation.

                           (4) In the event that the Corporation shall, at any
time after June 2, 1998, issue any shares of Common Stock (A) by stock dividend or any other distribution upon any stock of the Corporation payable in shares of Common Stock or in shares of Series Preferred Stock, or (B) by subdivision of its shares of outstanding Common Stock, by reclassification or otherwise, the Conversion Factor then in effect shall be reduced proportionately, and, in like manner, in the event of any combination of shares of Common Stock, by reclassification or otherwise, the Conversion Factor then in effect shall be proportionately increased; provided, however, that the Conversion Factor shall not be adjusted as a result of the Reverse Split. The term "Reverse Split" refers to the 5.9 for one reverse stock split that occurred on June 2, 1998.

                           (5)      If any capital reorganization or
reclassification of the Common Stock of the Corporation, or consolidation or merger of the Corporation with or into another corporation, or the sale or conveyance of all or substantially all of its assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holders of the Series Preferred Stock shall thereafter have the right to receive, in lieu of the shares of Common Stock of the Corporation immediately theretofore receivable with respect to such shares of Series Preferred Stock upon the exercise of their conversion rights, such shares of stock, securities or assets as would have been issued or payable with respect to or in exchange for the number of outstanding shares of such Common Stock immediately theretofore receivable with respect to such shares of Series Preferred Stock upon the exercise of such rights had such reorganization, reclassification, consolidation, merger or sale not taken place. In any such case, appropriate provision shall be made with respect to the rights and interests of the holders of the Series Preferred Stock to the end that such conversion rights (including, without limitation, provisions for adjustment of the applicable Conversion Factor) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise thereof. The Corporation shall not effect any such consolidation, merger or sale, unless it provides the holders of the Series Preferred Stock at least 30 days advance notice thereof, and prior to or simultaneously with the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets, shall assume by written instrument, executed and mailed or delivered to the holders of the Series Preferred Stock, the obligation to deliver to such holders the shares of stock, securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to receive upon conversion of the shares of Series Preferred Stock held by such holder.

                           (6) If any event occurs as to which the other
provisions of this Section (e)(iv) are not strictly applicable, or if strictly applicable would not fairly protect the conversion rights of the Series Preferred Stock in accordance with the intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such intent and principles, so as to protect such conversion rights as aforesaid, but in no event shall any such adjustment have the effect of increasing the applicable Conversion Factor as otherwise determined pursuant to this Section (e)(iv).

                  (v) STOCK TRANSFER TAXES. The issuance of stock certificates upon the conversion of the Series Preferred Stock shall be made without charge to the converting holder for any tax in respect of such issuance. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares in any name other than that of the holder of such shares of Series Preferred Stock converted, and the Corporation shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

                  (vi) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Conversion Factor, the Corporation, at its expense, promptly shall compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (a) such adjustments and readjustments, (b) the Conversion Factor at the time in effect for the Series Preferred Stock, and (c) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such Series Preferred Stock owned by such holder.

                  (vii) NOTICES OF RECORD DATE. In the event of any fixing by the Corporation of a record date for the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any shares of Common Stock or other securities, or any right to subscribe for, purchase or otherwise acquire, or any option for the purchase of, any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series Preferred Stock at least 30 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                  (viii) NOTICES. Any notice required by the provisions of this Section (e) to be given to the holders of shares of Series Preferred Stock shall be deemed given if deposited in the United States mail, first class postage prepaid, and addressed to each holder of record at such holder's address appearing on the books of the Corporation.

         (f)      MANDATORY CONVERSION.

                  (i) The Corporation shall cause the conversion ("Mandatory Conversion") of all of the shares of Series Preferred Stock into fully paid and nonassessable shares of Common Stock, at the conversion rate then in effect, upon the occurrence of the Corporation's underwritten public offering of its Common Stock pursuant to a registration statement (other than a registration statement relating to an offer and sale of securities to employees of, or other persons providing services to, the Corporation pursuant to an employee or similar benefit plan, registered on Form S-8 or a comparable or successor form) filed under the Securities Act of 1933, as amended, which yields to the Corporation not less than $15,000,000 with a per share price of at least $8.85, as adjusted for stock splits, stock dividends, and the like, before deducting any underwriters' or brokers' discounts, fees or commissions (a "Qualifying Public Offering").

                  (ii) The Mandatory Conversion shall occur upon the closing of a Qualifying Public Offering.

                  (iii) Upon Mandatory Conversion, all rights of the holders of shares of the Series Preferred Stock as such holders shall cease except their right to receive payment of any dividends declared and unpaid to such time; such shares shall no longer be deemed to be outstanding; and the holders thereof shall on and after such date be conclusively deemed for all purposes to be holders of the shares of Common Stock into which their shares of Series Preferred Stock were converted.

                  (iv) The Corporation shall promptly give all holders of record of shares of Series Preferred Stock written notice of the date that a Qualifying Public Offering will occur or is anticipated to occur. Such notice shall also specify the place designated for exchanging the shares of Series Preferred Stock for shares of Common Stock. Such notice shall be sent by first class mail, postage prepaid, to each holder of record of shares of Series Preferred Stock at such holder's address as shown in the records of the Corporation. Each holder of shares of Series Preferred Stock shall surrender its certificate or certificates for all such shares to the Corporation or the transfer agent at the place designated in such notice and shall, upon surrender, receive certificates for the number of shares of Common Stock to which such holder is entitled.

                  (v) For the purpose of calculating the conversion ratio of Series Preferred Stock into Common Stock in the event of a Mandatory Conversion, such calculation shall be made in accordance with paragraph (e) of this Section.

                                   ARTICLE V
                               STOCKHOLDER ACTIONS

Section 5.1.      WRITTEN CONSENT.

         (a) Subject to the provisions of Section 5.1(b), whenever holders of the Series Preferred Stock or Common Stock, separately or as a single class, are required or permitted to take action, such action may be taken without a meeting, without prior written notice and without a vote, if a consent or consents in writing, setting forth the actions so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

         (b) Effective upon the closing of a Qualifying Public Offering, and except as may be provided in a resolution or resolutions providing for any class or series of undesignated Preferred Stock pursuant to Article IV hereof, no action that is required or permitted to be taken by the stockholders may be effected by written consent in lieu of a meeting of stockholders.

         Section 5.2. STOCKHOLDER MEETINGS. Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide.

         Section 5.3. SPECIAL STOCKHOLDER MEETINGS. Special Meetings of stockholders of the Corporation may be called only by the President of the Corporation or by the Board of Directors pursuant to a resolution adopted by a majority of the members of the Board of Directors then in office.

         Section 5.4. FORM OF BALLOT. Elections of Directors need not be by written ballot unless the Bylaws of the Corporation so provide.

                                   ARTICLE VI
                               BOARD OF DIRECTORS

         Section 6.1. MANAGEMENT OF THE CORPORATION. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

         Section 6.2. MEETINGS OF THE BOARD. Meetings of the Board of Directors may be held within or without the State of Delaware, as the Bylaws may provide.

         Section 6.3. NUMBER OF DIRECTORS. The number of Directors constituting the Board of Directors shall be as specified in or determined pursuant to the Bylaws of the Corporation.

         Section 6.4. ELECTION AND TERM OF OFFICE OF DIRECTORS.

         Directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting. Each director, including a director elected or appointed to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

         Notwithstanding the foregoing, effective upon the closing of a firm commitment underwritten public offering of Common Stock of the Corporation, the Board of Directors shall be divided into three classes, with each class to be as nearly equal in number as reasonably possible, and with the initial term of office of the first class of Directors to expire at the first annual meeting of stockholders following the closing of such firm commitment underwritten public offering, the initial term of office of the second class of Directors to expire at the second annual meeting following such date and the initial term of office of the third class of Directors to expire at the third annual meeting following such date. At such annual meetings of stockholders and all subsequent annual meetings of stockholders, Directors elected to succeed those Directors whose terms have thereupon expired shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, and upon the election and qualification of their successors. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain or attain, if possible, the number of Directors in each class as nearly equal as reasonably possible, but in no case will a decrease in the number of Directors shorten the term of any incumbent Director.

         Section 6.5. VACANCIES. Any vacancies in the Board of Directors for any reason and any newly created directorships resulting by reason of any increase in the number of Directors may be filled only by the Board of Directors, acting by a majority of the remaining Directors then in office, although less than a quorum, or by a sole remaining Director, and any Directors so appointed shall hold office until the next election of the class for which such Directors have been chosen and until their successors are elected and qualified.

         Section 6.6. REMOVAL. Except as may be provided in a resolution or resolutions providing for any class or series of Series Preferred Stock pursuant to Article IV hereof with respect to any Directors elected by the holders of such class or series, any Director, or the entire Board of Directors, may be removed from office at any time, but only for cause by the affirmative vote of the holders of at least 80% of the voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of Directors, voting together as a single class.

                                  ARTICLE VII
                                 INDEMNIFICATION

         Section 7.1. RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact:

         (a) that he or she is or was a director or officer of the Corporation, or

         (b) that he or she, being at the time a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (collectively, "another enterprise" or "other enterprise"), whether either in case (a) or in case (b) the basis of such proceeding is alleged action or inaction (x) in an official capacity as a director or officer of the Corporation, or as a director, trustee, officer, employee or agent of such other enterprise, or (y) in any other capacity related to the Corporation or such other enterprise while so serving as a director, trustee, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent not prohibited by Section 145 of the Delaware General Corporation Law (or any successor provision or provisions) as the same exists or may hereafter be amended (but, in the case of any such amendment, with respect to actions taken prior to such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) incurred or suffered by such person in connection therewith.

The persons indemnified by this Article VII are hereinafter referred to as "indemnitees." Such indemnification as to such alleged action or inaction shall continue as to an indemnitee who has after such alleged action or inaction ceased to be a director or officer of the Corporation, or director, officer, employee or agent of another enterprise; and shall inure to the benefit of the indemnitee's heirs, executors, administrators, and personal or legal representatives, provided, however, that except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director of officer (or his or her heirs, executors, administrators, or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred in this Article VII: (i) shall be a contract right;
(ii) shall not be affected adversely as to any indemnitee by any amendment of this Certificate with respect to any action or inaction occurring prior to such amendment; and (iii) shall, subject to any requirements imposed by law, this
Article VII, or the Bylaws, include the right to have paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition.

         Section 7.2. AGENTS AND EMPLOYEES. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of expenses, to any employee or agent of the Corporation (or any person serving at the Corporation's request as a director, trustee, officer, employee or agent of another enterprise) or to persons who are or were a director, officer, employee or agent of any of the Corporation's affiliates, predecessor or subsidiary corporations or of a constituent corporation absorbed by the Corporation in a consolidation or merger or who is or was serving at the request of such affiliate, predecessor or subsidiary corporation or of such constituent corporation as a director, officer, employee or agent of another enterprise, in each case as determined by the Board of Directors to the fullest extent of the provisions of this Article VII in cases of the indemnification and advancement of expenses of directors and officers of the Corporation, or to any lesser extent (or greater extent, if permitted by law) determined by the Board of Directors.

         Section 7.3. PARTIAL INDEMNIFICATION. If the indemnitee is entitled under any provision of this Article VII to indemnification by the Corporation for some or a portion of the expenses, liabilities, losses, judgments, fines, penalties or ERISA excise taxes actually and reasonably incurred by him or her in the investigation, defense, appeal or settlement of any proceeding but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the indemnitee for the portion of such expenses, liabilities, losses, judgments, fines, penalties or ERISA excise taxes to which the indemnitee is entitled.

         Section 7.4. REPEAL OR MODIFICATION BY STOCKHOLDERS. Any repeal or modification of this Article VII by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to the advancement of expenses or other protection of a director, officer, employee or agent of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

         Section 7.5. REPEAL OR MODIFICATION OF LAW. Any repeal or modification of the laws of the State of Delaware, as now or hereafter in effect, shall not adversely affect any rights to indemnification and to the advancement of expenses or other protection of a director, officer, employee or agent of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

         Section 7.6. INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, trustee, officer, employee or agent of the Corporation or another enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

         Section 7.7. BINDING EFFECT; SUCCESSORS AND ASSIGNS. The indemnification and advance of expenses provided by or granted pursuant to this
Article VII shall continue as to a person who has ceased to be a Director or officer, and shall inure to the benefit of the heirs, executors and administrators of such Director or officer.

         Section 7.8. SEVERABILITY. In the event that any of the provisions of this Article VII (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the full extent permitted by law.

         Section 7.9. RELATIONSHIP TO OTHER RIGHTS AND PROVISIONS CONCERNING INDEMNIFICATION. The rights to indemnification and to the advancement of expenses conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this Amended and Restated Certificate of Incorporation, By-laws, agreement, vote of stockholders or disinterested directors or otherwise. The By-laws may contain such other provisions concerning indemnification, including provisions specifying reasonable procedures relating to and conditions to the receipt by indemnitees of indemnification, provided that such provisions are not inconsistent with the provisions of this Article VII.

                                  ARTICLE VIII
                      LIMITATION ON LIABILITY OF DIRECTORS

         As to any act or omission occurring after this provision becomes effective, a Director of the Corporation shall, to the maximum extent permitted by the laws of Delaware, have no personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this Article VIII shall not eliminate or reduce the liability of a director in any case where such elimination or reduction is not permitted by law.

                                   ARTICLE IX
                            BOOKS OF THE CORPORATION

         The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                   ARTICLE X
                                   COMPROMISE

         Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code, as that section may read from time to time, or any successor provision, or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code, as that section may read from time to time, or any successor provision, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                                   ARTICLE XI
                               AMENDMENT OF BYLAWS

         Section 11.1. GENERAL RIGHT TO AMEND BYLAWS.

         Except as provided in Section 11.2 of this Article, the Bylaws of the Corporation may be adopted, consistent with law and the provisions of this Certificate of Incorporation (including any a resolution or resolutions providing for any class or series of undesignated Preferred Stock or Series Preferred Stock pursuant to Article IV hereof and which relate to such class or series of undesignated Preferred Stock or Series Preferred Stock) the terms of any undesignated Preferred Stock or Series Preferred Stock pursuant to Article IV hereof), and once adopted, any Bylaw may be altered or repealed by: (a) the affirmative vote of at least a majority of the Board of Directors then in office or (b) the affirmative vote of at least a majority of the voting power of all shares of capital stock of the Corporation then entitled to vote generally in the election of Directors voting as a single class.

Section 11.2.     CERTAIN BYLAW AMENDMENTS.

         Any proposed amendment, alteration, change or repeal of, or any proposed adoption of any Bylaw inconsistent with any of Sections 2.3, 2.9, 2.11, 3.2, or 3.3 or Article VIII of the Bylaws shall require the affirmative vote of at least eighty percent (80%) of the voting power of all shares of capital stock of the Corporation then entitled to vote generally in the election of Directors voting as a single class

                                  ARTICLE XII
                    AMENDMENT OF CERTIFICATE OF INCORPORATION

         The Corporation hereby reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders are granted subject to this reservation. Except as may be provided in a resolution or resolutions providing for any class or series of undesignated Preferred Stock or Series Preferred Stock pursuant to Article IV hereof and which relate to such class or series of undesignated Preferred Stock or Series Preferred Stock, any amendment, alteration, change or repeal of Articles V, VI, XI, XII and XIII hereof shall require the affirmative vote of the holders of at least 80% of the voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of Directors, voting together as a single class. Except as may be provided in a resolution or resolutions providing for any class or series of undesignated Preferred Stock or Series Preferred Stock pursuant to Article IV hereof and which relate to such class or series, any other amendment, alteration, change or repeal of any other provision of this Amended and Restated Certificate Incorporation shall require the affirmative vote of both (a) a majority of the members of the Board of Directors then in office and (b) a majority of the voting power of all of the shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class.

                                  ARTICLE XIII
                                  SEVERABILITY

         In the event that any of the provisions of this Certificate of Incorporation (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the full extent permitted by law.

                                      * * *

         I, THE UNDERSIGNED, being the duly elected President of the Corporation, do on behalf of the Corporation make this Amended and Restated Certificate of Incorporation of the Corporation, hereby declaring and certifying, under penalties of perjury, that this is the act and deed of the Corporation and that the facts herein stated are true, and accordingly have hereunto set my hand this ___ day of November, 2000.



                                          By:
                                             -----------------------------
                                                 Paul H. Fischer
                                                 President


ATTEST:


By:
   ----------------------------
         Jeffrey W. Church
         Secretary